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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-3) and related Prospectus of Phoenix Technologies Ltd. for the registration of 505,646 shares of its common stock and to the incorporation by reference therein of our report dated October 17, 2001, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
January 16, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS